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                                                                    EXHIBIT 10.1

                                 ROCKVILLE BANK
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

                                  FOR DIRECTORS

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                               TABLE OF CONTENTS

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
Section 1   Purpose..........................................................  1
Section 2   Definitions......................................................  1
Section 3   Administration...................................................  1
Section 4   Deferrals........................................................  2
Section 5   Growth of Deferral Accounts......................................  3
Section 6   Distribution.....................................................  3
Section 7   Distribution Upon Death..........................................  4
Section 8   General Provisions...............................................  4
Section 9   Withholding......................................................  5
Section 10  Amendment, Suspension, or Termination............................  5
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                                 ROCKVILLE BANK
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN
                                  FOR DIRECTORS

Section 1. Purpose

      1.1 The purpose of the Rockville Bank Non-Qualified Deferred Compensation Plan for Directors (the "Plan") is to assist the Bank in attracting, retaining, and motivating individuals of high caliber and experience to act as Directors of the Bank by providing them with an opportunity to defer compensation.

Section 2. Definitions

      2.1 "Bank" shall mean Rockville Bank, its successors and any other affiliated company as shall be designated by the Board to participate in the Plan.

      2.2 "Board' shall mean the Board of Directors of the Bank.

      2.3 "Compensation" shall mean, for purposes of a Participant's Deferral, a Participant's total fees for a Plan Year earned for acting as a Director of the Bank, excluding bonuses, fringe benefits, the taxable value of fringe benefits, and any other form of special or extra pay.

      2.4 "Deferral" shall mean the amount credited to a Participant's Deferral Account for a Plan Year to reflect Compensation otherwise payable to a Participant during such Plan Year which such Participant has elected to defer pursuant to Section 4 hereof.

      2.5 "Deferral Account" shall mean the separate account maintained for a Participant on the books of the Bank to reflect Deferrals, adjusted for earnings and losses thereon.

      2.6 "Effective Date" shall mean December 12, 2001.

      2.7 "Participant" shall mean any Director of the Bank who is acting as such on December 31 of the year preceding the Plan Year of Deferral (unless the Plan Year of Deferral is the Director's initial year of election to the Board) and who elects to make Deferrals for the Plan Year.

      2.8 "Plan" shall mean the Rockville Bank Non-Qualified Deferred Compensation Plan for Directors.

      2.9 "Plan Year" shall mean each calendar year.

      2.10 "Termination of Service" means termination of service as a Director of the Bank.

Section 3. Administration

      3.1 The Board of Directors shall retain overall supervisory authority and responsibility for the Plan. The Plan shall be administered by the Human Resources Committee

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of the Board (the "Committee"). The Committee shall have full power and authority to construe and interpret the Plan, establish and amend administrative regulations to further the purposes of the Plan, and take any other action necessary to administer the Plan. The Committee's decisions, actions, and interpretations regarding the Plan shall be final and binding upon all Participants and Beneficiaries.

      3.2 The Committee shall act by vote or written consent of a majority of its members. Members of the Committee who are either eligible to become Participants or who are Participants may vote on or participate in any matter affecting the administration of the Plan, provided, however, that no member of the Committee may vote on or participate in any matter directly relating to the benefits of such member.

      3.3 The Committee, or its designee, shall (a) notify Directors about eligibility to participate in the Plan; (b) formulate and recommend to the Board such changes in the Plan as may facilitate the administration of the Plan; (c) value Deferral Accounts, and maintain Deferral Accounts and records of Deferrals and earnings and losses thereon, payment of Deferral Account balances, and Beneficiary designations; (d) prepare communications to Participants and Beneficiaries; (e) prepare reports and data required by the Bank concerning the Plan; (f) obtain necessary consents and approvals; and (g) take any other actions as are otherwise necessary or appropriate for effective implementation and administration of the Plan.

Section 4. Deferrals

      4.1 Each Director may become a Participant for a Plan Year (or, during the first year of service on the Board, the portion thereof after electing to participate) by electing to make Deferrals for such Plan Year prior to the commencement of the Plan Year. During a Director's first year of service, or during the initial year of the Plan's operation, such Deferral Election shall be made within thirty (30) days after election to the Board or within thirty (30) days after the later of the Plan's adoption or its Effective Date, as applicable. All elections to make Deferrals shall be made on such forms as shall be provided to the Participant by the Committee. Any deferral election will be effective only with respect to Compensation received for services performed after the election is effective.

      4.2 A Participant may elect to defer 0%, 25%, 50%, 75% or 100% of Compensation for any Plan Year. Each election of Deferral shall be effective only with respect to the Plan Year to which such election of Deferral applies. Elections to make Deferrals for a Plan Year and the amount of such Deferrals for such Plan Year shall be irrevocable.

      4.3 A Participant's Deferrals shall be credited to a Participant's Deferral Account in accordance with procedures determined by the Committee. A Participant shall at all times be fully vested in his Deferral Account.

      4.4 Notwithstanding anything to the contrary set forth herein, Deferrals (and the earnings and losses accrued thereon) shall remain the general assets of the Bank until distributed in accordance with Section 6, below.

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Section 5. Growth of Deferral Accounts

      5.1 A Participant's Deferral Account shall be invested, at the election of the Participant, in one or more of the investment funds or options made available by the Bank under the terms of the Plan from time to time. Investment elections shall be subject to nondiscriminatory rules and procedures approved by the Committee in its discretion from time to time, including rules with respect to timing and frequency of investment changes. A Participant's Deferral Account shall be increased by the amount of income and gains and reduced by the amount of losses realized by investing in the investment funds elected by the Participant. Expenses incurred in connection with any such investment funds shall be deducted from the Participant's Deferral Accounts. Notwithstanding anything to the contrary set forth herein, in no event shall the Bank or the Committee be responsible for, and shall not be held liable for, the investment performance of any investment made available hereunder.

      5.2 Notwithstanding anything to the contrary set forth herein, the amounts so invested shall remain the general assets of the Bank until distributed in accordance with Section 6, below.

Section 6. Distribution

      A Participant shall elect in writing, and file with the Committee, at the same time as the initial Deferral election, a method of payment of his or her Deferral Account from the following methods:

            (a) Payment of amounts credited to the Participant's Deferral Account in a single lump sum as of the January 1 of the year next following the Participant's Termination of Service; or

            (b) Payment of amounts credited to the Participant's Deferral Account in a specified number of consecutive annual installments, not to exceed five (5), the first installment to be paid as of the January 1 next following the Participant's Termination of Service; or

            (c) Payment of amounts credited to the Participant's Deferral Account over a specified period, not to exceed five (5) years, in biweekly installments, the first installment to be paid as of the January 1 next following the Participant's Termination of Service; or

            (d) Payment of amounts credited to the Participant's Deferral Account in a single lump sum as of January 1 of the year specified by the Participant; or

            (e) Payment of amounts credited to the Participant's Deferral Account in a specified number of consecutive annual installments, not to exceed five (5), the first installment to be paid as of January 1 of the year specified by the Participant.

            (f) Payment of amounts credited to the Participant's Deferral Account over a specified period, not to exceed five (5) years, in biweekly installments, the

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                  first installment to be paid as of the January 1 of the year specified by the Participant.

A Participant may change an election as to the form of payment and/or the date of distribution by filing a subsequent written election, provided, however, that
(i) no such change shall be given effect if made within twelve (12) months prior to the previously elected distribution date or the Participant's Termination of Service for any reason, and (ii) the new distribution date cannot be less than twelve (12) months from the date the new election form is filed with the Committee.

Section 7. Distribution Upon Death

      7.1 The Committee shall distribute the Participant's Deferral Account balance to the Participant's estate in a single lump sum as soon as administratively feasible after the Participant's death.

Section 8. General Provisions

      8.1 The rights of a Participant to the payment of deferred compensation as provided in the Plan shall not be assigned, pledged, or encumbered or be subject in any manner to alienation or anticipation. No Participant may borrow against his or her Deferral Account balance. Deferral Accounts shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including, but not limited to, any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any Participant. Any such attempted assignment or transfer shall be void.

      8.2 The Plan is intended to constitute an unfunded deferred compensation arrangement. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind. The Bank's obligations hereunder shall be an unfunded and unsecured promise to pay money in the future for tax purposes and, if applicable, for purposes of Title I of ER1SA. A Participant's right to receive his or her Deferral Account balance shall be no greater than the right of an unsecured general creditor of the Bank. Deferral Account balances shall be paid from the general funds of the Bank, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such Deferral Account balances. Notwithstanding the foregoing, the Bank may, in its discretion and in conjunction with maintaining this Plan, establish a so-called "rabbi trust." Any such trust created by the Bank, and any assets held thereunder to assist the Bank in meeting its obligations under this Plan, shall conform to the terms of the model trust as described in Revenue Procedure 92-64.

      8.3 Nothing contained in the Plan shall give any Participant the right to continue as a Director of the Bank.

      8.4 The Plan shall be construed and governed in accordance with the laws of the State of Connecticut, to the extent not preempted by federal law.

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Section 9. Withholding

      9.1 The Bank shall deduct from all amounts paid under this Plan any taxes required to be withheld by any federal, state, or local government tax statutes. The Participants and their Beneficiaries, distributees, and personal representatives will be responsible for the payment of any and all federal, foreign, state, local, or other income or other taxes imposed on amounts paid under this Plan.

Section 10. Amendment, Suspension, or Termination

      10.1 The Bank, by action of its Board of Directors, reserves the right to amend, suspend, or terminate the Plan at any time and for any reason; provided, however, that, except as provided in this Section 10.1, any amendment, suspension, or termination shall not adversely affect the rights of the Participants or Beneficiaries to receive Deferrals and earnings thereon credited to their Deferral Accounts prior to such action. In the event the Plan is terminated, Deferral Account balances shall be distributed to Participants and Beneficiaries, in a lump sum, as soon as practicable thereafter.

      IN WITNESS WHEREOF, the undersigned has executed this Plan this 12th day of December, 2001.

                                     ROCKVILLE BANK

                                     By: Board of Directors
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                                     Attest: /s/ Judy Keppner
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                                             Corporate Secretary

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